                                                                    Exhibit 99.1


                United Counties Bancorporation and Subsidiaries


                          CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)

                                                          December 31,
                                                   ------------------------
                                                       1995         1994
                                                   ------------  ----------
Assets
Cash and due from banks (Note 2)                     $   67,498  $   93,221
Money market investments                                  3,619       2,555
Securities available-for-sale (Note 3)                  304,415     100,070
Investment securities (market value:
 1995-$706,422;1994-$931,639)(Note 3)                   696,395     965,239
Federal funds sold                                      134,000     115,000
Loans, net of unearned discounts of $323 in
 1995 and $255 in 1994 (Note 4)                         386,852     374,375
  Less:  Allowance for loan losses (Note 5)              11,037      11,091
                                                     ----------  ----------
   Net loans                                            375,815     363,284
Premises and equipment, net (Note 6)                     11,267      11,754
Accrued interest receivable                              18,942      21,289
Other assets (Note 15)                                    9,300       8,528
                                                     ----------  ----------
   Total assets                                      $1,621,251  $1,680,940
                                                     ==========  ==========

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
 Demand                                              $  270,430  $  264,781
 Savings                                                703,918     770,977
 Time                                                   337,242     318,980
                                                     ----------  ----------
   Total deposits (Note 7)                            1,311,590   1,354,738
Securities sold under repurchase agreements
 (Note 8)                                                72,119     110,141
Other borrowed funds (Note 9)                             8,990      12,341
Other liabilities (Note 13)                              23,923      22,137
                                                     ----------  ----------
   Total liabilities                                  1,416,622   1,499,357

Commitments and contingent liabilities
 (Notes 14 and 16)

Stockholders' equity (Notes 10 and 11):
Preferred stock: no par value, no stated
 value; authorized 3,000,000 shares; zero
 shares issued and outstanding                                -           -
 Common stock: no par value, $1 stated value;
  authorized 6,000,000 shares; issued 2,531,071
  shares in 1995 and 2,523,976 shares in 1994             2,531       2,524
Additional paid-in capital                               24,323      23,947
Retained earnings                                       190,773     169,967
Net unrealized gain on securities available-
 for-sale, net of income taxes                            9,235       6,747
                                                     ----------  ----------
                                                        226,862     203,185
Less: treasury stock, at cost -
 381,438 shares in 1995 and 376,270
 shares in 1994                                          22,233      21,602
                                                     ----------  ----------
   Total stockholders' equity                            204,629     181,583
                                                     ----------  ----------
   Total liabilities and stockholders'
    equity                                           $1,621,251  $1,680,940
                                                     ==========  ==========

See accompanying notes to consolidated financial statements.

                United Counties Bancorporation and Subsidiaries


                       CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands, except per share amounts)

                                                    Year ended December 31,
                                                ------------------------------
                                                  1995       1994       1993
                                                --------   --------   --------
Interest income
 Interest and fees on loans:
  Taxable income                                $ 32,541   $ 30,612   $ 30,771
  Tax-exempt income                                  490        584        895
 Interest and dividends on securities
  available-for-sale                               6,037      6,075          -
 Interest on investment securities:
  Taxable income                                  58,949     60,080     67,421
  Tax-exempt income                                  535        482        786
 Interest on money market investments                228        189        107
 Interest on federal funds sold                    4,145      2,788      1,992
                                                --------   --------   --------
   Total interest income                         102,925    100,810    101,972
                                                --------   --------   --------

Interest expense
 Savings and time deposits (Note 7)               36,620     32,393     31,652
 Securities sold under repurchase
  agreements (Note 8)                              3,166      1,841      1,507
 Other borrowed funds (Note 9)                       427        346        240
                                                --------   --------   --------
   Total interest expense                         40,213     34,580     33,399
                                                --------   --------   --------
   Net interest income                            62,712     66,230     68,573
Provision for loan losses (Note 5)                  (500)      (825)       175
                                                --------   --------   --------
   Net interest income after
     provision for loan losses                    63,212     67,055     68,398
                                                --------   --------   --------

Other operating income
 Service charges on deposit accounts               2,955      3,060      3,280
 Trust fees                                        1,050      1,128      1,101
 Net security gains (losses)                      13,768          -       (172)
 Gain on sale of merchant credit card
  operations                                         -0-        -0-        663
 Other income (Note 12)                            1,379      2,920      3,536
                                                --------   --------   --------
   Total other operating income                   19,152      7,108      8,408
                                                --------   --------   --------

   Net interest and other operating
    income                                        82,364     74,163     76,806
                                                --------   --------   --------

Other operating expenses
 Salaries and employee benefits (Note 13)         20,056     20,737     20,920
 Net occupancy expense (Notes 6 and 14)            3,418      3,601      3,616
 Equipment expense (Notes 6 and 14)                1,659      1,816      1,934
 FDIC insurance premium                            1,727      3,054      2,998
 Other expense (Note 12)                           6,581      8,771      9,665
                                                --------   --------   --------
   Total other operating expenses                 33,441     37,979     39,133
                                                --------   --------   --------

Income before income taxes and cumulative
 effect of change in accounting principles        48,923     36,184     37,673
Income taxes (Note 15)                            16,734     12,392     13,480
                                                --------   --------   --------

Income before cumulative effect of change in
 accounting principles                            32,189     23,792     24,193

Cumulative effect of change in accounting
 principles (Notes 1 and 15)                           -          -       (579)
                                                --------   --------   --------

Net income                                      $ 32,189   $ 23,792   $ 23,614
                                                ========   ========   ========

Income per share before cumulative effect
 of change in accounting principles               $15.00     $11.12     $11.29

Cumulative effect of change in accounting
 principles, per share                                 -          -       (.27)
                                                --------   --------   --------

Net income per share of common stock              $15.00     $11.12     $11.02
                                                ========   ========   ========

Average number of outstanding shares               2,146      2,139      2,142
                                                ========   ========   ========

See accompanying notes to consolidated financial statements.

United Counties Bancorporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Dollars in thousands)


                                                                                      Net Unrealized
                                                                                    Gain on Securities
                                                                                    Available-for-Sale

                                                                         Additional              Net of
                                                    Preferred    Common   Paid-in    Retained    Income    Treasury
                                                      Stock       Stock   Capital    Earnings     Taxes      Stock       Total
                                                    ----------  --------  --------  ----------  --------   ---------    -------
Balances at
 December 31, 1992                                         --   $  2,489  $22,466    $135,164        --    $(17,980)    $142,139

 Shares issued under the Incentive Stock
  Option Plans (Note 10)                                              12      504                                            516
 Net income                                                                            23,614                             23,614
 Dividends declared                                                                    (5,560)                            (5,560)
 Treasury stock acquired - 31,035 shares                                                                     (2,741)      (2,741)
                                                    ----------  --------  --------  ----------  --------   ---------    --------

Balances at
 December 31, 1993                                         --      2,501   22,970     153,218        --     (20,721)     157,968
 Shares issued under the Incentive Stock
  Option Plans (Note 10)                                   --         23      977                                          1,000
 Net income                                                                            23,792                             23,792
 Dividends declared                                                                    (7,043)                            (7,043)
 Net unrealized gain on securities
 available-for-sale, net of income taxes                                                        $ 6,747                    6,747
 Treasury stock acquired - 8,929 shares                                                                        (881)        (881)
                                                    ----------  --------  --------  ----------  --------   ---------    --------
Balance at
 December 31, 1994                                         --      2,524   23,947     169,967     6,747     (21,602)     181,583
 Shares issued under the Incentive Stock
  Option Plans (Note 10)                                   --          7      376                                            383
 Net income                                                                            32,189                             32,189
 Dividends declared                                                                   (11,383)                           (11,383)
 Net change in unrealized gain on securities
  available-for-sale,  net of income taxes                                                        2,488                    2,488
 Treasury stock acquired - 5,168 shares                                                                        (631)        (631)
                                                    ----------  --------  --------  ----------  --------   ---------    --------
Balances at
 December 31, 1995                                          --    $2,531  $24,323    $190,773   $ 9,235    $(22,233)    $204,629
                                                    ==========    ======  =======    ========   ========   =========    ========

See accompanying notes to consolidated financial statements.

                United Counties Bancorporation and Subsidiaries


                     CONSOLIDATED STATEMENTS OF CASH FLOW
                                (In thousands)

                                                                            Year Ended December 31,
                                                                  ----------------------------------------
                                                                      1995         1994             1993
                                                                  ----------      --------        --------
Operating Activities:
 Net income                                                       $   32,189      $ 23,792        $ 23,614
 Adjustments to reconcile net income to
  net cash from operating activities:
   Gain on exchange of securities
    available-for-sale                                               (13,596)            -               -
   Amortization of premiums and discounts, net                         4,283         7,793           8,272
   Depreciation                                                        1,259         1,462           1,546
   Provision for loan losses                                            (500)         (825)            175
   Deferred income tax expense (benefit)                               5,635          (164)         (1,217)
   Amortization of deferred loan fees                                   (233)            5             140
   Gain on sale of merchant credit card
    operations                                                             -             -            (663)
   (Gains) losses on sales of securities                                (172)            -             172
   Cumulative adjustment - change in
    accounting principles                                                  -             -             579
   Decrease in interest receivable                                     2,347           765             991
   Increase (decrease) in interest payable                             1,276          (288)           (659)
   (Increase) decrease in other assets                                (2,789)         (435)            699
   Increase (decrease) in other liabilities                           (4,715)       (1,255)            797
   Increase (decrease) in current income tax
    payable                                                             (499)          534              51
                                                                  ----------      --------        --------
      Total adjustments                                               (7,704)        7,592          10,883
                                                                  ----------      --------        --------
      Net cash from operating activities                              24,485        31,384          34,497
                                                                  ----------      --------        --------

Investing Activities:
 Proceeds from sale of securities available-
  for-sale                                                               898             -               -
 Proceeds from maturities of securities
  available-for-sale                                                  15,442        10,000               -
 Purchases of securities available-for-sale                           (4,200)         (115)              -
 Proceeds from sales of investment securities                              0             0             675
 Proceeds from maturities of investment
  securities                                                         177,944       261,138         256,239
 Purchases of investment securities                                 (111,295)     (250,007)       (311,850)
 Net (increase) decrease in short-term
  investments                                                         (1,064)        3,765             375
 Net increase in federal funds sold                                  (19,000)      (15,000)        (10,000)
 Net (increase) decrease in credit card
  receivables and other short-term loans                               3,359         8,249          (2,586)
 Principal collected on longer term loans                            101,535       121,168         129,671
 Longer term loans originated or acquired                           (116,903)     (127,223)       (126,456)
 Purchases of premises and equipment, net                               (772)         (589)           (736)
                                                                  ----------      --------        --------
    Net cash from (applied to) investing
     activities                                                       45,944        11,386         (64,668)
                                                                  ----------      --------        --------

Financing Activities:
 Net increase (decrease) in demand deposits,
  NOW accounts, and savings accounts                                 (61,410)      (51,920)         35,967
 Net increase (decrease) in open time
  accounts                                                             3,966         4,723            (522)
 Proceeds from sales of certificates of
  deposit                                                            136,561       107,252          87,674
 Payments for maturing certificates of deposit                      (122,265)      (98,154)       (102,745)
 Net increase (decrease) in short-term
  borrowings                                                         (41,373)       11,580          15,534
 Payments to acquire treasury stock                                     (631)         (881)         (2,741)
 Dividends paid                                                      (11,383)       (8,537)         (5,358)
 Proceeds from exercise of stock options                                 383         1,000             516
                                                                  ----------      --------        --------
    Net cash from (applied to) financing
     activities                                                      (96,152)      (34,937)         28,325
                                                                  ----------      --------        --------
Net increase (decrease) in cash and cash
 equivalents                                                         (25,723)        7,833          (1,846)
                                                                  ----------      --------        --------
Cash and cash equivalents at beginning of year                        93,221        85,388          87,234
                                                                  ----------      --------        --------
Cash and cash equivalents at end of year                          $   67,498      $ 93,221        $ 85,388
                                                                  ==========      ========        ========
Cash paid during the year for:
 Interest                                                         $   38,937      $ 34,869        $ 32,311
                                                                  ==========      ========        ========
 Income taxes                                                     $   12,289      $ 14,040        $ 15,206
                                                                  ==========      ========        ========
Transfer from investment securities to
 securities available-for-sale                                     $  198,960      $100,054             --
                                                                  ==========      ========        ========

See accompanying notes to consolidated financial statements.

                United Counties Bancorporation and Subsidiaries

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of United Counties Bancorporation include the accounts of the parent company and subsidiaries, United Capital Corporation and United Counties Trust Company (Bank) and its subsidiaries. All material intercompany transactions have been eliminated.

Investment Securities

Investments classified as held-to-maturity consist of debt securities, and are carried at cost, adjusted for accretion of discounts and amortization of premiums, both computed on the level yield method. The Bancorporation has both the ability and positive intent to hold these securities to maturity.

Debt securities not classified as held-to-maturity and marketable equity securities are categorized as available-for-sale and carried at fair value. Unrealized gains and losses, net of related tax effects, are reported as a separate component of stockholders equity.

The adjusted cost of a specific security is the basis for calculating the gain or loss on the sale of a security as reported in the consolidated statements of income.

Interest and dividends on investment securities are recognized as income when earned.

Loans

Loans are stated at the principal amount outstanding, net of unearned discounts. Unearned discount, where appropriate, is recognized on a monthly basis using the actuarial method, which approximates the level yield method. Interest is accrued monthly on other non-discounted loans based upon the principal amount outstanding. Loan origination fees are recognized over the estimated life of the loan and as an adjustment to yield.

When a loan is past due in excess of 90 days or doubt exists in the opinion of management as to the collectibility of principal or interest, it is placed on a nonaccrual basis, recognizing interest income as received. At the same time, previously accrued but unpaid interest is reversed and charged against current earnings.

Allowance for Loan Losses

The Allowance for Loan Losses account is an estimate and may be subject to variance based upon economic conditions throughout our trade area as well as periodic fluctuations in the financial condition of individual loans.

Additions to the Allowance arise from charges to operations through the Provision for Loan Losses or from the recovery of amounts previously charged off. The Allowance is reduced by loan charge-offs. Loans are charged off when management believes there has been permanent impairment to the values at which loans are carried.

Premises and Equipment

Land is carried at cost. Premises, furniture, equipment, and leasehold improvements are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line and declining balance methods over the estimated useful lives, which generally range from three to forty years. Leasehold improvements are carried at cost less accumulated amortization computed on a straight-line basis over the terms of the leases or the estimated useful lives of the assets, if shorter. Maintenance and repairs are expensed as incurred.

Other Real Estate Owned

When a property is acquired through foreclosure, it is reported at its estimated fair market value and subsequently reported at the lower of its new cost basis or estimated fair market value less estimated liquidation costs.

Income Taxes

Certain items of income and expense are recognized over different periods for financial reporting purposes than for income tax purposes. Deferred taxes are provided in recognition of these temporary differences. The Bancorporation files a consolidated federal income tax return. The applicable income taxes of the parent and subsidiaries generally are computed individually and reflected as such for financial statement purposes.

Retirement Benefit Plans

Retirement benefit plan costs, based on actuarial computations of current and future benefits for employees, are charged to expense and generally funded based on the maximum amount that can be deducted for federal income tax purposes.

Income Per Share

Income per share of common stock is calculated based on the average daily number of common shares outstanding. Shares issuable under the 1984 Incentive Stock Option Plan and the 1989 Incentive Stock Option Plan have no materially dilutive effect and are not included in the average number of shares outstanding.

Reclassifications

Certain amounts in previous periods have been reclassified to conform to the current periods presentation. These reclassifications have no material effect on net income or total assets.

Adoption of Recent Accounting Pronouncements

Effective January 1, 1995, the Bancorporation adopted FASB Statement No. 114, "Accounting by Creditors for Impairment of a Loan". This Standard applies to contractual rights to receive money on demand or on fixed or determinable dates that are recognized as assets on creditors' balance sheets, including accounts receivable due in more than one year. A loan is considered impaired if, based upon current information and events, it is probable that the creditor will not be able to collect all principal and interest due in accordance with the terms of the agreement. Once a loan is considered impaired, the Standard requires calculation of the present value of expected future cash flows using the effective rate of the loan. If the calculated present value is less than the recorded investment in the loan, the difference is to be charged to bad debt expense with a corresponding credit to a valuation allowance account. Loans for which repayment is expected to be provided by the underlying collateral, the fair value of the collateral of the loan may be used.

Also effective January 1, 1995, the Bancorporation adopted FASB Statement No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures". This Standard amends the income recognition and disclosure requirements of FASB No. 114.

The adoption of these Standards did not have a material effect on the financial position of the Bancorporation.

FASB No. 115, "Accounting for Certain Investments in Debt and Equity Securities", was adopted on January 1, 1994. This Standard applies to equity securities having readily determinable fair values and to all debt securities.

For accounting and financial reporting purposes, securities are to be classified into one of the following three categories: 1) held-to-maturity; 2) trading securities; or 3) available-for-sale. Only debt securities may be classified as held-to-maturity. Those securities that are classified as held-to-maturity are to be carried at amortized cost while unrealized gains/losses from the changes in market value for investments categorized as available-for-sale are to be reported as a separate component of stockholders' equity net of related tax effects. See Note 3.

During 1993, the Bancorporation adopted FASB No. 109, "Accounting for Income Taxes". This Standard changed the method of accounting for income taxes from the "deferred" method previously required under generally accepted accounting principles to the "asset and liability" method. The Statement addresses various matters related to temporary differences from financial statement basis versus tax basis of assets and liabilities. See Note 15.

2.  Cash and Due from Banks

The average reserve requirement of the bank amounted to $22,799,000 and $26,569,000 at December 31, 1995 and 1994, respectively.

3.  Investment Securities and Securities Available-for-Sale

On January 1, 1994, FASB No. 115 was adopted. During December 1995, in response to the recently released Financial Accounting Standards Board Guide to Implementation of this Statement, the Bancorporation transferred $198,960,000 from securities held-to-maturity to securities available-for-sale. The following tables present information related to the portfolio of investment securities held-to-maturity and available-for-sale of the Bancorporation at December 31, 1995 and December 31, 1994 (in thousands):


                                                            Gross       Gross      Estimated
                                               Amortized  Unrealized  Unrealized     Market
                                                 Cost       Gains      Losses        Value
                                             -----------  ----------  ----------   ----------
1995
- -----
Investment Securities
Held-to-Maturity
- -------------------------------
United States Treasury securities
 and obligations of United States
 government corporations and agencies           $548,036     $ 8,384     $   853     $555,567
Obligations of states and
 political subdivisions                           15,304          -0-           2       15,302
Corporate obligations                            133,055        2,731         233      135,553
                                                --------      -------     -------     --------
  Total                                         $696,395      $11,115     $ 1,088     $706,422
                                                ========      =======     =======     ========

                                                                       Gross       Gross     Book/
                                                         Amortized  Unrealized  Unrealized  Market
                                                            Cost       Gains      Losses     Value
                                                        ----------  ----------  ----------  ------
Securities Available-for-Sale
- -------------------------------
United States Treasury securities and
 obligations of United States government
 corporations and agencies                                $259,872    $ 5,207    $   359  $264,720
Marketable equity securities                                29,674     10,021        -0-    39,695
                                                          --------    -------    -------  --------
  Total                                                   $289,546    $15,228    $   359  $304,415
                                                          ========    =======    =======  ========

                                                                     Gross       Gross      Estimated
                                                        Amortized  Unrealized  Unrealized     Market
                                                          Cost       Gains      Losses        Value
                                                      -----------  ----------  ----------   ----------
1994
- -------------------------------
Investment Securities
Held-to-Maturity
- -------------------------------
United States Treasury securities and
 obligations of United States government
 corporations and agencies                                $810,182    $   525    $27,433  $783,274
Obligations of states and political
 subdivisions                                               14,778          4          4    14,778
Corporate obligations                                      140,279        162      6,854   133,587
                                                          --------    -------    -------  --------
  Total                                                   $965,239    $   691    $34,291  $931,639
                                                          ========    =======    =======  ========



                                                                       Gross       Gross     Book/
                                                         Amortized  Unrealized  Unrealized  Market
                                                            Cost      Gains       Losses     Value
                                                        ----------  ----------  ----------  ------
Securities Available-for-Sale
- -------------------------------
United States Treasury securities and obligations
 of United States government corporations
 and agencies                                             $ 76,574    $    77    $ 2,518  $ 74,133
Marketable equity securities                                13,046     12,891        -0-    25,937
                                                          --------    -------    -------  --------
  Total                                                   $ 89,620    $12,968    $ 2,518  $100,070
                                                          ========    =======    =======  ========

The carrying value of securities pledged to secure public funds and for other purposes as required by law was $171,643,000 at December 31, 1995, and $209,635,000 at December 31, 1994.

The amortized cost and estimated market value of investment securities held-to-maturity and available-for-sale at December 31, 1995 and December 31, 1994, by contractual maturity, are shown in the table below. Expected maturities may differ from contractual maturities since certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands):

                                                      Investment Securities
                                                        Held-to-Maturity
                                           ------------------------------------------
                                             December 31, 1995    December 31, 1994
                                           --------------------   -------------------
                                            Estimated  Estimated
                                            Amortized    Market   Amortized   Market
                                              Cost       Value      Cost      Value
                                            ---------- ---------   ------  ----------
Due in one year or less                      $276,426   $277,820  $144,914  $144,896
Due after one year through
 five years                                   412,353    420,573   757,617   728,328
Due after five years through
 ten years                                      7,260      7,675    62,193    57,904
Due after ten years                               356        354       515       511
                                             --------   --------  --------  --------
  Total                                      $696,395   $706,422  $965,239  $931,639
                                             ========   ========  ========  ========
                                                             Securities
                                                         Available-for-Sale
                                             ------------------------------------------
                                               December 31, 1995    December 31, 1994
                                             --------------------   -------------------
                                              Estimated  Estimated
                                              Amortized    Market   Amortized     Market
                                                Cost       Value      Cost        Value
                                              ---------- ---------  ----------  ---------
Due in one year or less                        $ 20,103   $ 20,203  $ 15,062    $ 15,117
Due after one year through
 five years                                     239,769    244,517    61,512      59,016
                                               --------   --------  --------    --------
  Total                                        $259,872   $264,720  $ 76,574    $ 74,133
                                               ========   ========  ========    ========

Proceeds from sale of securities during 1995 were $898,000. Gross gains of $172,000 were realized. Proceeds from sales of securities during 1994 were zero. Proceeds from sales of investment securities during 1993 were $675,000. Gross losses of $172,000 were realized.

Fixed income investment securities are traded in liquid markets and are of investment quality as rated by nationally recognized rating services.

4. Loans

The following summarizes the loan categories, net of unearned discounts, at December 31, 1995 and 1994 (in thousands);

                                        1995      1994
                                      --------  --------
Real estate loans:
  Construction                        $ 14,668  $ 15,214
  Commercial                           124,576   115,829
  Residential:
    Conventional                       100,826    99,028
    Insured or guaranteed                  870     1,067
  Home equity & secondary mortgage      92,598    87,568
  Economic Development Authority         6,368     7,013
  Term                                   3,673     2,555
                                      --------  --------
     Total real estate loans           343,579   328,274

Consumer loans                          16,584    16,905
Credit card                              1,162     3,075
Commercial and industrial               25,308    26,005
Lease financing receivables                219       116
                                      --------  --------
     Total loans, net of unearned
       discounts                      $386,852  $374,375
                                      ========  ========

The primary lending marketplace of the Bancorporation includes the New Jersey Counties of Middlesex, Monmouth, Morris, Somerset, and Union.

Loans to principal officers, directors, and their affiliates are made in the ordinary course of business and are on substantially the same terms, including interest rates and collateral, as loans to other customers of the Bank. These loans aggregated $19,361,000 and $17,472,000 at December 31, 1995 and 1994,
respectively. During 1995, loan activity to principal officers, directors, and their affiliates consisted of new loans amounting to $6,306,000 and principal payments on outstanding loans of $4,417,000.

A significant portion of the loan portfolio of the Bank is secured by real estate. At December 31, 1995, real estate loans amounted to 88.8% of the total loan portfolio compared to 87.7% at December 31, 1994.

Risk elements, which include nonaccrual loans, restructured loans, and loans past due 90 days or more at December 31, 1995 and 1994, were as follows (in thousands):

                                   1995    1994
                                  ------  -------

Nonaccrual loans                  $2,787  $ 2,769
Restructured loans                 4,739    5,265
Loans past due 90 days or more     2,375    2,401
                                  ------  -------
  Total                           $9,901  $10,435
                                  ======  =======

5. Allowance for Loan Losses

The following is an analysis of changes in the Allowance for Loan Losses for the years ended December 31, 1995, 1994, and 1993 (in thousands):


                                     1995      1994      1993
                                   --------  --------  --------
Balance at beginning of year       $11,091   $11,014   $10,930
Provision (credited) charged to
  operating expense                   (500)     (825)      175
Recoveries of loans previously
  charged off                          956     1,175       633
Loans charged off                     (510)     (273)     (724)
                                   -------   -------   -------
Balance at end of year             $11,037   $11,091   $11,014
                                   =======   =======   =======

The Allowance for Loan Losses account for federal income tax purposes amounted to $2,456,000 at December 31, 1995, $2,323,000 at December 31, 1994, and
$2,236,000 at December 31, 1993.

6.    Premises and Equipment

Premises and equipment at December 31, 1995 and 1994, is detailed below (in thousands):

                                       1995     1994
                                      -------  -------
Land                                  $ 4,426  $ 4,293
Premises                               18,532   18,258
Furniture and equipment                11,713   11,534
Leasehold improvements                    744      744
                                      -------  -------
                                       35,415   34,829

Less:  Accumulated depreciation
       and amortization                24,148   23,075
                                      -------  -------

       Premises and equipment, net    $11,267  $11,754
                                      =======  =======

Depreciation and amortization charged to operating expense for the years ended December 31, 1995, 1994, and 1993, amounted to $1,259,000, $1,462,000, and
$1,546,000, respectively.

7.  Deposits

Time deposits in denominations of $100,000 and over at December 31, 1995 and 1994, consisted of the following (in thousands):


                            1995     1994
                           -------  -------
Certificates of deposit    $15,790  $12,095
Other time deposits          8,243    6,896
                           -------  -------
  Total                    $24,033  $18,991
                           =======  =======

Interest expense relating to time deposits in denominations of $100,000 and over, totalled $1,189,000 in 1995, $682,000 in 1994, and $653,000 in 1993.

8. Securities Sold Under Repurchase Agreements

Balances and rates of securities sold under repurchase agreements for the years ended December 31, 1995 and 1994, were as follows (in thousands):


                                           1995      1994
                                         --------  ---------
Balance at end of year                   $72,119   $110,141
Average during year                       65,805     55,228
Maximum month-end balance during year     91,536    110,141
Average rate during year                    4.81%      3.34%
Rate at end of year                         4.28       4.98

9. Other Borrowed Funds

Other borrowed funds consist of Treasury tax and loan obligations due on demand. Interest on the Treasury tax and loan notes is computed at a rate equal to 25 basis points below the weekly average federal funds rate. Balances and rates for the years ended December 31, 1995 and 1994, were as follows (in thousands):

                                           1995      1994
                                         --------  --------
Balance at end of year                   $ 8,990   $12,341
Average during year                        7,644     8,669
Maximum month-end balance during year     11,363    14,153
Average rate during year                    5.59%     3.98%
Rate at end of year                         5.07      5.11

10.  Incentive Stock Option Plans

The United Counties Bancorporation 1984 and 1989 Incentive Stock Option Plans became effective after approval by stockholders on December 13, 1984, and January 12, 1989, respectively. The Plans are designed to provide long-term equity incentives to key officers and executives to foster the growth and profitability of the Bancorporation and its subsidiaries. The Plans are administered by a Committee of the Board of Directors. The 1989 Plan provides that a maximum of 100,000 shares of common stock may be granted in the form of Incentive Stock Options, whereas the 1984 Plan provides that a maximum of 125,000 shares of common stock may be granted. Options are granted at the fair market value of the stock on the date of the grant. Options are exercisable in full or in installments as specified by the Committee, provided a minimum of 10% of the eligible shares are exercised. The 1984 Plan terminated during December 1994. The 1989 Plan terminates on December 31, 1999.

Transactions in the Plans were as follows:

                                  Number of Shares
                                ---------------------  ---------------
                                 Available    Under     Option price
                                for Option    Option      per share
                                -----------  --------  ---------------
1989 Plan
Balance at December 31, 1992        71,320    33,280   $ 50.25-$ 73.00
Options granted                     (7,325)    7,325   $         86.50
Options cancelled                    1,200    (1,200)  $ 54.00-$ 73.00
Options exercised                             (1,925)  $         54.00
                                  --------   -------   ---------------

Balance at December 31, 1993        65,195    37,480   $ 50.25-$ 86.50
Options granted                     (1,900)    1,900   $104.25-$134.75
Options cancelled                    1,475    (1,475)  $ 54.00-$ 73.00
Options exercised                             (4,883)  $         54.00
                                  --------   -------   ---------------

Balance at December 31, 1994        64,770    33,022   $ 50.25-$134.75
Options granted                    (14,513)   14,513   $112.00-$125.75
Options cancelled                    5,750    (5,750)  $ 54.00-$134.75
Options exercised                             (4,732)  $ 53.50-$ 54.50
                                  --------   -------   ---------------

Balance at December 31, 1995        56,007    37,053   $ 50.25-$134.75
                                  ========   =======   ===============

1984 Plan
Balance at December 31, 1992         2,523    42,988   $ 28.75-$ 69.75
Options granted                     (1,585)    1,585   $         86.50
Options cancelled                    1,072    (1,072)  $ 54.00-$ 86.50
Options exercised                            (10,110)  $ 28.75-$ 54.00
                                  --------   -------   ---------------

Balance at December 31, 1993         2,010    33,391   $ 28.75-$ 86.50
Options granted                     (1,600)    1,600   $        134.75
Options cancelled                      542      (542)  $         54.00
Options terminated                    (952)        -
Options exercised                            (17,752)  $ 28.75-$ 54.00
                                  --------   -------   ---------------

Balance at December 31, 1994             0    16,697   $ 28.75-$134.75
Options granted                          -         -
Options cancelled                    3,365    (3,365)  $ 54.00-$134.75
Options terminated                  (3,365)        -
Options exercised                             (2,363)  $         54.00
                                  --------   -------   ---------------

Balance at December 31, 1995             0    10,969   $ 28.75-$134.75
                                  ========   =======   ===============

The number of shares that were exercisable at December 31, 1995, were 560.

11.  Dividend Restrictions

Certain limitations are imposed by New Jersey statutes on the availability of a subsidiary bank's undistributed net assets for the payment of dividends to the parent company without prior approval of the regulatory authorities. The Bank may pay dividends only if, following the payment of each such dividend, the capital stock of the subsidiary bank will not be impaired and (1) the Bank will have additional paid-in capital of not less than 50% of its capital stock, or, if not, (2) the payment of such dividends will not reduce the additional paid-in capital of the Bank. The Bank is also subject to the Federal Deposit Insurance Corporation regulations that require the Bank to maintain minimum capital ratios. Under current law, a minimum leverage ratio of 4%, Tier 1 risk-based capital ratio of 4% and total risk-based capital ratio of 8% must be maintained. At December 31, 1995, the capital accounts of the Bank totalled $154,399,000 of which $88,420,000 was available for the payment of dividends to the parent company.

12.  Other Income and Expense

Included in other income and expense for the years ended December 31, 1995, 1994, and 1993, are the following major components, which represent more than one percent of total interest income and other operating income (in thousands):


                                                       Year Ended December 31,
                                                       -----------------------
                                                        1995     1994    1993
                                                       -------  ------  ------
Other income:
     Credit card merchant fees                         $    3   $1,465  $1,813
                                                       ======   ======  ======

Other expense:
     Credit card merchant expenses
       (refunds)                                       $  (32)  $1,007  $1,390
                                                       ======   ======  ======

     Telephone, postage, and
       communication expenses                          $2,064   $2,210  $2,494
                                                       ======   ======  ======

13.  Retirement and Profit Sharing Plans

The Bank has a trusteed noncontributory retirement plan for its eligible employees. Plan assets consist primarily of common stock, United States government and corporate obligations.

Pension costs for 1995 and 1994 are based on data from the September 30, 1995 and 1994, evaluation data. They include the following components (in thousands):

                                             September 30,
                                       --------------------------
                                         1995      1994     1993
                                       --------  --------  ------
Service cost-benefits earned during
  the period                           $   423   $   408   $ 474
Interest cost on projected benefit
  obligation                               868       820     781
Return on assets                        (1,597)     (133)   (676)
Amortization of net gain (loss)            352    (1,146)   (604)
                                       -------   -------   -----
Pension expense (credit)               $    46   $   (51)    (25)
                                       =======   =======   =====



The funded status of the pension plan is as follows:

                                                September 30,
                                             -------------------
                                              1995         1994
                                             --------   --------
Actuarial present value of:
  Vested benefit obligation                  $  9,900   $  9,800
                                             ========   ========

  Accumulated benefit obligation             $ 10,000   $ 10,000
                                             ========   ========

  Projected benefit obligation               $(12,015)  $(11,867)
Plan assets at fair value                      14,978     14,024
                                             --------   --------
Excess of plan assets over projected
  benefit obligation                            2,963      2,157
Unrecognized prior service credit                (130)      (149)
Unrecognized market value over book
  value of assets                              (1,649)      (582)
Unrecognized gain                              (1,179)    (1,376)
                                             --------   --------
Accrued pension credit                       $      5   $     50
                                             ========   ========

The projected benefit obligation was determined using an assumed discount rate of 7.50%, an assumed long-term rate of compensation increase of 6.00%, and an expected long-term rate of return on plan assets of 7.50% for 1995 and 1994.

In addition to the pension plan, the Bank has a defined profit sharing plan which provides for annual contributions based on net operating income. Substantially all employees of the Bank are eligible. Profit sharing expense was $1,618,000, $1,996,000, and $2,109,000 for 1995, 1994, and 1993,
respectively.

The Bank also provides certain health care and life insurance benefits for retired employees. Current eligible employees must satisfy certain service and age requirements in order to be covered for post-retirement benefits other than pensions. Currently, the Plan is not required to fund a separate trusteed account. The assumed health care cost trend is 12% per annum.

Postretirement costs for 1995 and 1994 are based on data from the January 1, 1995 and 1994 evaluation data. They include the following components (in thousands):

                                                                       December 31,
                                                                 -------------------------
                                                                   1995      1994    1993
                                                                 --------  --------  -----

Service cost                                                     $   218   $   219   $ 206
Interest cost                                                        606       570     549
Amortization of net loss                                             -0-         6      48
                                                                 -------   -------   -----
Net periodic postretirement benefit cost                         $   824   $   795   $ 803
                                                                 =======   =======   =====


The unfunded status of the postretirement plan is as follows:

                                                                    December 31,
                                                                 -----------------
                                                                   1995      1994
                                                                 -------   -------
Fair value of assets                                             $   -0-   $   -0-
Accumulated Postretirement Benefit
 Obligation:
  A) Retirees                                                     (3,931)   (3,405)
  B) Other fully eligible plan
   participants                                                     (617)     (431)
  C) Other active plan participants                               (5,139)   (3,421)
                                                                 -------   -------

Unfunded status                                                   (9,687)   (7,257)
                                                                 -------   -------

Unrecognized loss                                                  1,886       120

Unrecognized transition obligation                                   -0-       -0-
                                                                 -------   -------

Accrued postretirement benefit cost                              $(7,801)  $(7,137)
                                                                 =======   =======

Effect of a 1% increase in the medical inflation rate:
Increase in the aggregate of the service and
  interest cost components of net periodic
  postretirement benefit cost                                    $    63   $    61
Increase in the accumulated postretirement
  benefit obligation                                                 680       490
                                                                 -------   -------
  Total                                                          $   743   $   551
                                                                 =======   =======

The present value of the accumulated benefit obligation assumed a discount rate of 7.00% in 1995 and 8.50% in 1994. The rate of increase used in future compensation levels was 6.00% for both 1995 and 1994.

14. Leases

Future minimum rental payments under noncancellable leasehold commitments as of December 31, 1995, are not material in relation to the consolidated financial statements.

15.  Income Taxes

Effective January 1, 1993, the Bancorporation adopted FASB No. 109, "Accounting for Income Taxes". The cumulative effect of this accounting change reduced net income by $579,000. As permitted, prior year financial statements have not been restated. However, certain deferred tax information for 1994 has been adjusted from amounts previously presented to conform with tax returns filed for these periods.

The current and deferred amounts of income tax expense (benefit) at December 31, 1995, 1994, and 1993, were as follows (in thousands):


                             1995      1994      1993
                            -------  --------  --------

Current:
  Federal                   $10,139  $11,132   $12,739
  State                         743    1,424     1,958
  Foreign                       217        -         -

Deferred:
  Federal                     5,312      (94)   (1,072)
  State                         323      (70)     (145)
                            -------  -------   -------

Total income tax expense    $16,734  $12,392   $13,480
                            =======  =======   =======


The Bancorporation has established a deferred tax liability of $5,634,000 as a result of the net unrealized gains on securities designated as available-for-sale under the provisions of FASB No. 115, "Accounting for Certain Investments in Debt and Equity Securities". See Notes 1 and 3.

The significant components of the Corporations deferred tax assets and liabilities at December 31, 1995, and 1994, were as follows (in thousands):



                                          1995     1994
                                        --------  ------
Deferred tax liabilities:
  Accretion on bond discounts, net      $ 1,023   $  401
  Net unrealized gain on securities
    available-for-sale                    5,634    3,703
  Gain on exchange of securities
     available-for-sale                   4,957        -
                                        -------   ------
      Total deferred tax liabilities     11,614    4,104
                                        -------   ------

                                          1995     1994
                                        --------  ------
Deferred tax assets:
  Excess book bad debt                    3,359    3,382
  Postretirement benefits                 3,428    3,108
  New Jersey Corporate business tax         941    1,281
  Book over tax depreciation                588      496
  Book over tax core deposit premium
    amortization                            540      696
  Other                                      93      207
                                        -------   ------
      Total deferred tax assets           8,949    9,170
                                        -------   ------

Net deferred tax asset (liability)      $(2,665)  $5,066
                                        =======   ======


As required by FASB 109, the Bancorporation has determined that it is not required to establish a valuation reserve for the deferred tax asset account since it is "more likely than not" that the deferred tax asset will be realized through a carryback to taxable income in prior years, future reversals of existing taxable temporary differences, future taxable income and tax planning strategies. The conclusion that it is "more likely than not" that the deferred tax asset will be realized is based on the history of earnings and the prospects for continued growth including an analysis of potential uncertainties that may affect future operating results. Management believes that future taxable income will be sufficient to realize the benefits of temporary deductible differences that cannot be realized through carryback to prior years or through the reversal of future temporary taxable differences. Management will continue to review the tax criteria related to the recognition of deferred tax assets.

The significant components of the 1995 and 1994 deferred expense (benefit) were as follows (in thousands):

                                               1995       1994      1993
                                              ------     ------   --------
Deferred income tax expense (benefit)         $5,635     $(164)   $(1,217)
                                              ======     ======   ========

A reconciliation between the amount of reported total income tax expense and the amount computed by multiplying the applicable statutory federal income tax rate to income before taxes is as follows (in thousands):



                                   1995     1994    1993
                                 -------  -------  -------
Tax expense at statutory rate      35.0 %   35.0 %   35.0 %
Tax-exempt interest                (0.7)    (1.0)    (1.5)
State income taxes,
  net of federal income
  tax benefit                       1.4      2.4      3.1
Other - net                        (1.5)    (0.7)    (0.8)
                                  -----    -----    -----
Total                              34.2 %   35.7 %   35.8 %
                                  =====    =====    =====

Income tax expense (benefit) applicable to securities gains (losses) for the years ended December 31, 1995, 1994, and 1993, was $5,020,000, zero, and $(63,000), respectively.

16.  Commitments and Contingent Liabilities

The Bancorporation may, from time to time, be a defendant in legal proceedings relating to the conduct of its business. In the normal course of business there also are outstanding various contingent liabilities, such as commitments to extend credit (including standby letters of credit in the amount of $7,128,000 at December 31, 1995, and $7,327,000 at December 31, 1994) which are not reflected in the accompanying consolidated financial statements. In the judgement of management, the consolidated financial position of the Bancorporation and its subsidiaries will not be affected materially by the final outcome of any present legal proceedings or other contingent liability.

The Bancorporation is party to financial obligations with off-balance sheet risk incurred in the normal course of business. These instruments are commitments to extend credit in the form of loans totalling $164,922,000 at December 31, 1995, and $185,847,000 at December 31, 1994. The exposure of the Bancorporation to credit loss in the event of non-performance by the other party to these financial instruments is equal to the contractual amount. The Bancorporation uses the same credit policies in granting these commitments as it does for loans presently outstanding. Collateral is obtained when deemed appropriate. These commitments do not necessarily represent future obligations. A substantial portion of the commitments historically have remained unused, or if used, would be secured by mortgages on real estate.

17.  Parent Company Only Financial Statements

The condensed financial statements of the parent company only are presented below (in thousands):



                                                        December 31,
                                              -----------------------------
                                                 1995                1994
                                              ---------           ---------
Balance Sheets
Assets:
 Cash                                          $     76           $     91
 Securities available-for-sale                   39,695             25,938
 Investment in subsidiaries                     154,712            156,184
 Repurchase agreements                           18,950              4,075
 Other assets                                        24                 19
                                               --------           --------
    Total assets                               $213,457           $186,307
                                               ========           ========

Liabilities and Stockholders' Equity:
 Liabilities                                   $  8,828           $  4,724
 Stockholders' Equity                           226,862            203,185

   Less: treasury stock, at cost -
      381,438 shares in 1995 and
      376,270 shares in 1994                     22,233             21,602
                                               --------           --------

    Total stockholders' equity                  204,629            181,583
                                               --------           --------

    Total liabilities and
     stockholders' equity                      $213,457           $186,307
                                               ========           ========

                                                   Year ended December 31,
                                               --------------------------------
                                                  1995       1994       1993
                                               ---------   --------   ---------
Statements of Income
Income:
 Dividends from subsidiaries                   $  27,907   $  8,212   $  9,219
 Net security gains (losses)                      13,768        -0-       (172)
 Other dividend income                             1,721        589        605
 Interest income                                     635        105         41
                                               ---------   --------   --------
    Total income                                  44,031      8,906      9,693
                                               ---------   --------   --------

Expense:
 Interest expense                                    -0-        -0-          1
 Other expenses                                      409        395        184
                                               ---------   --------   --------
    Total expenses                                   409        395        185

Income before income tax (benefit) expense
 and equity in undistributed income of
 subsidiaries                                     43,622      8,511      9,508
 Income tax (benefit) expense                      5,650        (40)       (82)
                                               ---------   --------   --------

Income before equity in undistributed
 income of subsidiaries                           37,972      8,551      9,590
Equity in undistributed income of
 subsidiaries                                     (5,783)    15,241     14,024
                                               ---------   --------   --------

Net income                                     $  32,189   $ 23,792   $ 23,614
                                               =========   ========   ========



                                                    Year ended December 31,
                                               ---------------------------------
                                                 1995        1994        1993
                                               ----------  ---------   ---------
Statements of Cash Flow
Operating Activities:
Net income                                     $  32,189   $  23,792   $ 23,614
Adjustments to reconcile net income
 to net cash from operating activities
  Equity in undistributed income
   of subsidiaries                                 7,764     (15,241)  (14,024)
  Gain on exchanges of securities
   available-for-sale                            (13,596)          -          -
  (Gains) losses on sales of securities             (172)        -0-        172
  (Increase) decrease in other assets                 13       1,934       (254)
  Increase (decrease) in other liabilities         3,152         (14)       (12)
                                               ---------   ---------   --------
    Total adjustments                             (2,839)    (13,321)   (14,118)
                                               ---------   ---------   --------
Net cash from operating activities                29,350      10,471      9,496
                                               ---------   ---------   --------
Investing Activities:
 Purchases of securities
  available-for-sale                              (3,757)       (115)         -
 Proceeds from sales of investment
  securities                                         898         -0-        675
 Purchase of investment securities                   -0-         -0-       (131)
 Net (increase) decrease in short-term
  investments                                    (14,875)     (1,945)    (2,130)
                                               ---------   ---------   --------
Net cash from (applied to) investing
 activities                                      (17,734)     (2,060)    (1,586)
                                               ---------   ---------   --------
Financing Activities:
 Net increase (decrease) in short-term
  borrowings                                         -0-         -0-       (260)
 Payments to acquire treasury stock                 (631)       (881)    (2,741)
 Dividends paid                                  (11,383)     (8,537)    (5,358)
 Proceeds from exercise of stock options             383       1,000        516
                                               ---------   ---------   --------
Net cash applied to financing activities         (11,631)     (8,418)    (7,843)
                                               ---------   ---------   --------
Net increase (decrease) in cash and
 cash equivalents                                    (15)         (7)        67
                                               ---------   ---------   --------
Cash and cash equivalents at beginning
 of year                                              91          98         31
                                               ---------   ---------   --------
Cash and cash equivalents at end
  of year                                      $      76   $      91   $     98
                                               =========   =========   ========


18.  Quarterly Financial Data (unaudited)

The following is a summary of quarterly financial data of the Bancorporation and, in the opinion of management, reflects necessary adjustments for a fair presentation of such data (in thousands, except per share amounts):





                                                                            Three Months Ended
                                                           --------------------------------------------------
1995                                                       Dec. 31       Sept. 30      June 30      March 31
                                                           --------     ---------      -------     ---------
Total interest income                                       $25,139      $25,914      $25,832       $26,040
Total interest expense                                        9,715       10,299       10,144        10,055
                                                            -------      -------      -------       -------
Net interest income                                         $15,424      $15,615      $15,688       $15,985
                                                            =======      =======      =======       =======

Provision for loan losses                                   $   -0-      $   -0-      $  (500)      $   -0-
                                                            =======      =======      =======       =======

Security gains                                              $ 1,505      $   255      $     -       $12,008
                                                            =======      =======      =======       =======

Income before income taxes                                  $10,075      $ 9,335      $ 8,952       $20,561
Income taxes                                                  3,395        3,176        2,935         7,228
                                                            -------      -------      -------       -------
Net income                                                  $ 6,680      $ 6,159      $ 6,017       $13,333
                                                            =======      =======      =======       =======

Net income per share                                          $3.11        $2.87        $2.81         $6.21
                                                            =======      =======      =======       =======

Average number of shares
  outstanding                                                 2,149        2,146        2,143         2,147
                                                            =======      =======      =======       =======




                                                                            Three Months Ended
                                                           -----------------------------------------------
1994                                                       Dec. 31       Sept. 30      June 30   March 31
                                                           --------     ---------      -------   ---------
Total interest income                                       $25,644      $25,590       $25,058    $24,518
Total interest expense                                        9,179        9,074         8,434      7,893
                                                            -------      -------       -------    -------
Net interest income                                         $16,465      $16,516       $16,624    $16,625
                                                            =======      =======       =======    =======

Provision for loan losses                                   $   -0-      $  (200)      $  (325)   $  (300)
                                                            =======      =======       =======    =======

Income before income taxes                                  $ 8,690      $ 8,746       $ 9,563    $ 9,185
Income taxes                                                  2,617        2,765         3,563      3,447
                                                            -------      -------       -------    -------
Net income                                                  $ 6,073      $ 5,981       $ 6,000    $ 5,738
                                                            =======      =======       =======    =======

Net income per share                                          $2.82        $2.80         $2.81      $2.69
                                                            =======      =======       =======    =======

Average number of shares
 outstanding                                                  2,148        2,138         2,136      2,134
                                                            =======      =======       =======    =======


19.  Fair Value of Financial Instruments

A financial instrument is defined as cash, evidence of an ownership interest, or participation in certain contracts. This definition would include virtually all assets, liabilities, and off-balance sheet instruments. Fair value is defined as the amount at which an instrument could be exchanged in a current arms length transaction between willing parties other than in a forced or liquidation sale and given sufficient exposure to the marketplace.

The fair value estimates presented are determined based upon relevant information as well as knowledge about the financial instrument at a particular time. The Bancorporation utilizes quoted market prices when available. Since only a limited market exists for a portion of the Bancorporations financial instruments, fair value estimates are based on the discounted cash flow method. This technique takes account current economic conditions, risk characteristics, and other factors which warrant consideration. These estimates are subjective in nature, involve uncertainties, and matters of significant judgement; and therefore; cannot be determined with exact accuracy. Changes in assumptions could significantly affect the estimates presented. Additionally, the fair value estimates disclosed are based upon existing on and off-balance sheet financial instruments without attempting to estimate the value of any anticipated future business and only consider assets and liabilities that are financial instruments.

The methods and assumptions used to estimate the fair value of significant financial instruments were as follows. Book value is considered to approximate fair value for cash and due from banks, money market investments, federal funds sold, and deposit liabilities with no defined maturity. Quoted market prices are generally used to ascertain fair values of investment securities and securities available-for-sale.

The fair value of loans is calculated by discounting estimated future cash flows at applicable rates. For time deposit liabilities and securities sold under repurchase agreements, fair value was estimated by discounting future cash flows using currently offered market rates for obligations of similar remaining maturities.

The fair value of both commitments to extend credit and standby letters of credit are estimated using fees currently charged to enter into similar agreements. The value of these amounts, which are considered immaterial, are deemed to approximate fair value and are included in the value of the related financial instrument. If funded, the fair value of these commitments is equal to the commitment amount. The estimated fair value of financial instruments and their related carrying values at December 31, 1995 and 1994 were as follows (in thousands):



                                                      Estimated    Carrying
1995                                                  Fair Value     Value
- -----                                                 ----------  ----------
Financial assets:
 Cash and due from banks                              $   67,498  $   67,498
 Money market investments                                  3,619       3,619
 Securities available-for-sale                           304,415     304,415
 Investment securities                                   706,422     696,395
 Federal funds sold                                      134,000     134,000
 Net loans                                               380,053     375,815

Financial liabilities:
 Deposits                                             $1,312,676  $1,311,590
 Securities sold under
  repurchase agreements                                   72,860      72,199
 Other borrowed funds                                      8,990       8,990

1994
- -----
Financial assets:
 Cash and due from banks                              $   93,221  $   93,221
 Money market investments                                  2,555       2,555
 Securities available-for-sale                           100,070     100,070
 Investment securities                                   931,639     965,239
 Federal funds sold                                      115,000     115,000
 Net loans                                               359,761     363,284

Financial liabilities:
 Deposits                                             $1,353,491  $1,354,738
 Securities sold under
  repurchase agreements                                  110,457     110,141
 Other borrowed funds                                     12,341      12,341

20.  Pending Acquisition

On May 24, 1995 United Counties Bancorporation announced that it signed a definitive merger agreement with Meridian Bancorp, Inc., Reading, Pennsylvania, pursuant to which United Counties Bancorporation will be acquired in a tax-free, stock-for-stock Merger. Pursuant to the Merger, each of the outstanding shares of United Counties Bancorporation common stock will be exchanged for five (5) shares of Meridian common stock. United Counties Bancorporation will be merged into Meridian and United Counties Bancorporation's wholly-owned subsidiary, United Counties Trust Company will be merged into Meridian's wholly-owned subsidiary, Meridian Bank, New Jersey. The acquisition became effective on February 23, 1996.

On October 10, 1995, Meridian Bancorp, Inc. announced the signing of a definitive merger agreement with CoreStates Financial Corp (CoreStates)of Philadelphia, Pennsylvania. Under the terms of this agreement, each share of Meridian common stock will be exchanged for 1.225 shares of CoreStates common stock and is dependent upon necessary bank regulatory and shareholder approvals and other customary terms and conditions.

At the effective date of the Merger between Meridian Bancorp, Inc. and United Counties Bancorporation a non-recurring charge of approximately $16.0 million, $14.5 million after the related tax effects, will be incurred. These expenses relate directly to the Merger and include $10.3 million of human resources-related costs, including employment contracts and severance; $1.5 million of operations and data processing integration-related expenses; and $4.2 million of other expenses, including investment banker fees and legal expenses. Deferred taxes receivable, at statutory rates, totalling $1.5 million are reflected in other assets.